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NEWS	EXHIBIT 99.1

COLUMBIA LABORATORIES REPORTS FOURTH QUARTER
AND YEAR-END 2006 FINANCIAL RESULTS

LIVINGSTON, NJ—March 15, 2007—Columbia Laboratories, Inc. (NASDAQ: CBRX) today reported financial results for the three- and twelve-month periods ended December 31, 2006.

“In 2006, Columbia took steps that position the Company to deliver positive earnings before interest, taxes, depreciation, and amortization (EBITDA) in the fourth quarter of 2007 and positive cash flow from operations in 2008. These steps included the acquisition of the CRINONE U.S. marketing rights, which strengthened our women’s healthcare franchise and lays a solid foundation for growth in our core infertility business. We also fortified our management team to capitalize on this and other opportunities,” said Robert S. Mills, Columbia’s president and chief executive officer. “In the fourth quarter of 2006, we cancelled a U.S. CRINONE order from Serono in anticipation of the pending acquisition and repurchased Serono’s remaining U.S. CRINONE inventory, which Columbia is selling in the first quarter of 2007. Sales of STRIANT during the year were limited to reduce inventory levels at our major distributors. STRIANT sales will be driven by real-time prescription needs in 2007 and forward, thereby minimizing future product returns. Those actions dampened our 2006 revenues, primarily in the fourth quarter, but will have positive long-term effects for the Company.

“We expect revenues for 2007 in the range of $27 to $30 million. We will build revenues from our infertility business by executing a comprehensive marketing plan aimed at reproductive endocrinologists, obstetricians and gynecologists, their nurses and staff, and patients. We will investigate forging a marketing or sales partnership, utilizing a revenue split on sales over and above current sales, to expand our reach within the OB/GYN specialty. We will also investigate in-licensing or acquiring complimentary niche women’s healthcare products to generate additional near-term revenues from our sales force while developing new products that use our bioadhesive drug delivery technology. Our 2007 R&D focus is to rapidly and cost-effectively advance our lead project, vaginally-administered lidocaine to prevent and treat dysmenorrhea, a common, painful gynecologic condition. We aim to complete the multi-dose pharmacokinetic study that we initiated in late 2006, initiate a Phase II cross-over study in the second quarter, and complete that Phase II study by year-end 2007.”

Fourth Quarter Results
Net revenues were $2.4 million in the fourth quarter of 2006, compared to net revenues of $4.9 million in the fourth quarter of 2005.

The Company acquired the U.S. marketing rights to CRINONE® (progesterone gel) from Serono in December 2006, consolidating its progesterone vaginal gel franchise and solidifying its core U.S. infertility business. In anticipation of the acquisition, the Company cancelled in the fourth quarter the second of Serono’s two semi-annual orders for U.S. CRINONE inventory. The Company also repurchased the remaining CRINONE inventory from Serono’s first 2006 order, which was accounted for as a revenue reduction in the fourth quarter and represents a timing difference, because this inventory is being sold in the first quarter of 2007 at a higher margin by Columbia.  In the second half of 2006, the Company’s marketing partner Lil’ Drug Store sold the last of the inventory they purchased in 2005 to support their U.S. launch of RepHresh® Vaginal Gel. This resulted in reduced sales of RepHresh to Lil’ Drug Store in the 2006 fourth quarter. As a result of these three items, net revenues from partnered products were $2.0 million in the fourth quarter of 2006 as compared with $3.4 million in the fourth quarter of 2005.

Columbia Laboratories Reports Fourth Quarter and Year-end 2006 Financial Results
March 15, 2007

Net revenues from promoted products were $0.4 million in the fourth quarter of 2006 as compared with $1.5 million in the fourth quarter of 2005, reflecting a decrease in STRIANT® (testosterone buccal tablet) sales due to wholesaler inventory reductions and the impact of product returns.

Total operating expenses were $5.7 million in the fourth quarter of 2006 as compared to $5.3 million in the prior year period.

Selling and distribution expenses were $1.7 million in the fourth quarter of 2006, compared to $1.9 million in the fourth quarter of 2005. Selling and distribution costs reflected marketing activities to prepare for the potential launch of PROCHIEVE® 8% (progesterone gel) for preterm birth prevention.

General and administrative expenses increased to $2.3 million in the fourth quarter of 2006, compared to $1.7 million in the fourth quarter of 2005, primarily from the impact of Statement of Financial Accounting Standard No. 123(R), "Share-Based Payment" (“SFAS 123R”) relating to stock compensation recognition, as well as severance expenses.

Research and development (R&D) expenses in the fourth quarter of 2006 decreased to $1.5 million, compared with $1.8 million in the fourth quarter of 2005. Fourth quarter 2006 R&D activities included completion of the treatment phase of the Phase III study of PROCHIEVE 8% for the prevention of preterm birth and initiation of a multi-dose pharmacokinetic study of vaginally-administered lidocaine.

The Company amortized $0.1 million in the fourth quarter of 2006 for the U.S. licensing rights to CRINONE. There was no comparable charge in the fourth quarter of 2005.

Loss from operations was $4.8 million for the fourth quarter of 2006 compared to $2.1 million in the prior year period. Net loss for the fourth quarter of 2006 was $4.8 million, or $0.10 per basic and diluted share, compared to net loss of $2.2 million, or $0.05 per basic and diluted share, for the fourth quarter of 2005.

Full Year Results
For the year ended December 31, 2006, net revenues were $17.4 million compared to $22.0 million for the year ended December 31, 2005. The decrease in year over year revenues reflects three situations unique to 2006 that will not negatively impact 2007 revenues.

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Columbia Laboratories Reports Fourth Quarter and Year-end 2006 Financial Results
March 15, 2007

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The Company cancelled in the fourth quarter the second of Serono‘s two semi-annual orders for U.S. CRINONE inventory during the year and repurchased the remaining Serono inventory from its first 2006 order, as previously discussed. The purchase of this inventory was accounted for as a revenue reduction in the fourth quarter and represents a timing difference, because this inventory is being sold in the first quarter of 2007 at a higher margin by Columbia.

•
Throughout 2006, Lil’ Drug Store sold RepHresh from inventory purchased in 2005 to support their U.S. launch of RepHresh, which dampened 2006 revenues from this product. Lil’ Drug Store has now sold the last of their 2005 RepHresh inventory. Columbia believes sales and royalty payments for RepHresh in 2007 will increase significantly based on current product demand.

•
In the second half of 2006, Columbia began reducing inventory levels of STRIANT with its major wholesalers, which decreased 2006 sales; however, the Company expects STRIANT sales will be driven by real-time prescription demand in 2007 and forward. Lower inventory levels will also minimize potential future product returns.

As a result of the first two situations described above, net revenues from partnered products were $11.4 million in 2006 as compared with $15.1 million in 2005. Net revenues from promoted products were $6.0 million in 2006 as compared with $6.9 million in 2005, primarily due to the planned decrease in STRIANT sales to reduce inventory in the trade.

Total operating expenses for the twelve months ended December 31, 2006 were $20.7 million compared to $21.2 million in the prior year period. Operating expenses in 2006 include $1.2 million in stock option expense from the impact of SFAS 123(R) which was not included in 2005 operating expenses.

Selling and distribution expenses for the twelve months ended December 31, 2006 decreased to $6.6 million compared to $8.6 million in the prior year period. The decrease from 2006 to 2005 reflects the full-year effect of the restructured sales force as well as reduced overall expenses.

General and administrative expenses increased to $7.4 million compared to $6.8 million in the prior year period, primarily from the impact of SFAS 123R stock compensation recognition of $0.7 million and severance expenses.

R&D expenses for the twelve months ended December 31, 2006 increased to $6.6 million compared to $5.8 million in the corresponding year earlier period. The increase in 2006 from 2005 reflects the costs of the Phase III study of PROCHIEVE 8% for the prevention of preterm birth, which increased by approximately $1.2 million in 2006. The Company sustained an intense effort throughout 2006 to complete patient enrollment and the treatment phase of the study, and to prepare for data analysis. 2006 R&D costs also included development costs related to the Company’s vaginally-administered lidocaine drug candidate, including the redesign of the clinical program and regulatory pathway for this product and initiation of a multi-dose pharmacokinetic study.

The Company amortized $0.1 million in 2006 for the U.S. licensing rights to CRINONE. There was no comparable charge in 2005.

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Columbia Laboratories Reports Fourth Quarter and Year-end 2006 Financial Results
March 15, 2007

On January 1, 2006, the Company adopted the provisions of SFAS 123R, using the modified prospective transition method. In connection with the application of SFAS 123R, the Company recognized approximately $1.2 million, or $0.03 per basic and diluted share. As permitted under the Standard, the 2005 financial results do not include compensation expense for employee stock options.

Loss from operations was $11.2 million for the twelve months ended December 31, 2006 compared to $7.2 million in the prior year period. Net loss was $12.6 million, or $0.27 per basic and diluted share, for the year ended December 31, 2006 compared to net loss of $9.3 million, or $0.23 per basic and diluted share, for the year ended December 31, 2005.

The Company had cash and cash equivalents of $25.3 million at December 31, 2006, and accrued expenses of $3.1 million.

Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results of the fourth quarter and year ended December 31, 2006 as follows:

Date:	Thursday, March 15, 2007
Time:	11:00 AM ET
Dial-in numbers:	(800) 811-8830 (U.S. & Canada) or (913) 981-4904
Live webcast:	www.cbrxir.com, under "Events"

The teleconference replay will be available two hours after completion through Thursday, March 22, 2007 at (888) 203-1112 (U.S. only) or (719) 457-0820. The replay passcode is 3496941. The archived webcast will be available for one year on the Company’s investor website, www.cbrxir.com, under "Events."

About Columbia Laboratories
Columbia Laboratories, Inc. is a is a specialty pharmaceutical company focused on developing and marketing products for the reproductive healthcare and endocrinology markets using its novel bioadhesive drug delivery technology. Columbia markets CRINONE® 8% (progesterone gel) and PROCHIEVE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and PROCHIEVE 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. The Company’s research and development programs include a vaginally-administered lidocaine product to prevent and treat dysmenorrhea. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about Columbia Laboratories, Inc.’s expectations regarding the Company’s strategic direction, prospects and future results, and clinical research programs, which statements are indicated by the words "will," "plan," "expect" and similar expressions. Such forward-looking statements are subject to certain risks and uncertainties; actual results may differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® 8% (progesterone gel), PROCHIEVE® 8% (progesterone gel), PROCHIEVE 4% (progesterone gel), and STRIANT® (testosterone buccal tablet) in the U.S.; the timely and successful development of new products; the timely and successful completion of clinical studies, including the clinical studies for our vaginally-administered lidocaine product candidate; success in obtaining acceptance and approval of new indications for current products by the FDA and international regulatory agencies, the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

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Columbia Laboratories Reports Fourth Quarter and Year-end 2006 Financial Results
March 15, 2007

CRINONE®, PROCHIEVE®, and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

RepHresh® is a registered trademark of Lil’ Drug Store Products, Inc.

Contact:
James A. Meer, Senior Vice President, CFO & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860

Melody A. Carey, Co-President
Rx Communications Group, LLC
(917) 322-2571

Financial Tables Follow

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Columbia Laboratories Reports Fourth Quarter and Year-end 2006 Financial Results
March 15, 2007

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended December 31,		Three months ended December 31,
	2006	2005	2006	2005
			(unaudited)	(unaudited)
REVENUES	$17,393,081	$22,040,842	$2,378,204	$4,892,478
COST OF GOODS SOLD	7,819,843	8,111,497	1,463,855	1,658,943
	9,573,238	13,929,345	914,349	3,233,535

OPERATING EXPENSES:
Selling and distribution	6,600,371	8,578,022	1,740,769	1,877,340
General and administrative	7,402,188	6,825,148	2,336,375	1,661,806
Research and development	6,596,339	5,756,856	1,523,047	1,763,459
Amortization of licensing right	134,444	---	134,444	---

Total operating expenses	20,733,342	21,160,026	5,734,635	5,302,605

Loss from operations	(11,160,104)	(7,230,681)	(4,820,286)	(2,069,070)

OTHER INCOME (EXPENSE):
Interest income	862,068	165,886	249,377	37,891
Interest expense	(2,516,113)	(2,694,041)	(774,680)	(662,411)
Loss on early debt extinguishment	(280,000)	---	---	---
Other, net	482,428	451,700	515,182	473,139
	(1,451,617)	(2,076,455)	(10,121)	(151,381)
Net loss	$(12,611,721)	$(9,307,136)	$(4,830,407)	$(2,220,451)

NET LOSS PER COMMON SHARE:
(Basic and diluted)	$(0.27)	$(0.23)	$(0.10)	$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:	48,088,516	41,752,422	49,629,974	41,753,870
(Basic and diluted)

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Columbia Laboratories Reports Fourth Quarter and Year-end 2006 Financial Results
March 15, 2007

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS
Current assets-
Cash and cash equivalents	$25,270,377	$7,136,854
Accounts receivable, net	2,445,318	4,020,019
Inventories	2,105,038	1,821,433
Prepaid expenses	853,504	625,908
Total current assets	30,674,237	13,604,214
Property and equipment, net	763,836	1,002,580
Intangible assets, net	32,865,556	---
Other assets	1,535,115	124,756
TOTAL ASSETS	$65,838,744	$14,731,550

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities-
Current portion of financing agreements	$553,947	$12,840,161
Accounts payable	3,586,770	1,905,381
Accrued expenses	3,123,092	2,329,475
Total current liabilities	7,263,809	17,075,017
Notes Payable - long term note	25,299,135
Deferred revenue	4,182,648	4,058,327
Long-term portion of financing agreements	11,229,777	8,747,743
TOTAL LIABILITIES	$47,975,369	$29,881,087

Stockholders’ equity (deficiency)-
Preferred stock, $0.01 par value; 1,000,000 shares authorized:
Series B Convertible Preferred Stock, 130 shares issued and outstanding in 2006 and 2005 (liquidation preference of $13,000 at December 31, 2006)	1	1
Series C Convertible Preferred Stock, 3,200 and 3,250 shares issued and outstanding in 2006 and 2005, respectively liquidation preference of $3,200,000 at December 31, 2006 and $3,250,000 at December 31, 2005)	32	32
Series E Convertible Preferred Stock, 69,000 shares issued and outstanding in 2006 and 2005 (liquidation preference of $6,900,000 at December 31, 2006)	690	690
Common stock, $0.01 par value; 100,000,000 authorized: 49,694,213 and 41,754,784 shares issued in 2006 and 2005 respectively	496,942	417,548
Capital in excess of par value	221,887,945	175,340,023
Less cost of 6,000 treasury shares	(26,880)	-
Accumulated deficit	(204,694,399)	(191,084,974)
Accumulated other comprehensive income	199,044	177,143
STOCKHOLDERS’ EQUITY (DEFICIENCY)	17,863,375	(15,149,537)
TOTAL LIABILITIES AND EQUITY	$65,838,744	$14,731,550

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